Exhibit 10.3

AMENDMENT NO. 2 TO

REPUBLIC SERVICES, INC. DEFERRED COMPENSATION PLAN

AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2010

WHEREAS, Republic Services, Inc. (the “Company”) maintains the Republic Services, Inc. Deferred Compensation Plan (the “Plan”);

WHEREAS, the Plan was most recently amended and restated effective as of January 1, 2010 and further amended by the first amendment thereto; and

WHEREAS, the Company desires to further amend the Plan to permit participants who are receiving retirement benefits under the Plan to elect to (1) reallocate amounts from the Republic Services Stock Unit Fund to one or more Measurement Funds and (2) receive cash for amounts allocated to the Stock Unit Fund.

NOW THEREFORE, the Plan is amended, effective as of February 7, 2012, as follows:

I.

Section 3.9(c)(i) is amended to read as follows:

(i) If a Participant elects, in accordance with such rules and procedures established by the Committee, to defer a restricted stock unit award, the Participant will be automatically and irrevocably credited with a corresponding number of units under the Republic Services Stock Unit Fund (the “Units”) under this Plan. Except as provided in Section 3.9(c)(v), Participants may not select any Measurement Fund to be used to determine the amounts to be credited or debited to their Republic Services Stock Unit Fund. Further, no other portion of the Participant’s Account Balance can be either initially allocated or re-allocated to the Republic Services Stock Unit Fund. Except as provided in Section 3.9(c)(v) below, Units allocated to the Republic Services Stock Unit Fund on behalf of any Participant shall only be distributable to the Participant in actual shares of Stock equal in number to the number of the Participant’s vested Units. The Units remain subject to the vesting and forfeiture provisions set forth in the applicable award or other applicable agreement. Any fractional share of Stock shall be distributed in cash in an amount equal to the fair market value of the fractional share of Stock.

II.

The first sentence of Section 3.9(c)(ii) is amended to read as follows:

Any stock dividends, cash dividends or other non-cash dividends that would have been payable on the stock underlying the deferred award shall be credited to the Participant’s Account Balance in the form of additional Units under the Plan until such Units are forfeited, distributed to the Participant or otherwise reallocated to the Measurement Funds in accordance with Section 3.9(c)(v) below.

III.

A new Section 3.9(c)(v) is added to the Plan to read as follows:

(v) A Participant who Retires and is eligible to receive Retirements Benefits in accordance with Article VI may elect: (x) at any time following the six (6) month anniversary of the date of the Participant’s Retirement to reallocate part or all of the portion of the Participant’s Account Balance that is allocated to the Republic Services Stock Unit Fund to one or more of the Measurement Funds (as described in Section 3.9(a)) and to thereafter reallocate such amounts among the Measurement Funds in accordance with the provisions contained in Section 3.9; and (y) to receive, at such time or times that such amounts are otherwise payable under the Plan, part or all of the portion of the Participant’s Account Balance that is the allocated to the Republic Services Stock Unit Fund in cash (rather than shares of Stock) equal to the fair market value of the shares of Stock equal in number to the number of the Participant’s Units under the Plan that are being distributed in cash. The number of Units credited to a Participant’s Account Balance shall be reduced if and to the extent the Participant elects to reallocate amounts allocated to the Stock Unit Fund to the Measurement Funds or the Participant elects a distribution of cash for amounts allocated to the Stock Unit Fund. The Committee may, in its discretion, establish rules and procedures setting forth the method and timing of making any election described in this Section 3.9(c)(v) and the date on which such election shall become effective.

IN WITNESS WHEREOF, the Company has caused the Plan to be amended as set forth herein as of February 7, 2012.

REPUBLIC SERVICES, INC.

By:	/s/ Michael P. Rissman
Name: Michael P. Rissman Title: Executive Vice President and General Counsel